UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 2, 2022
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
Exclusive License Agreement
On February 2, 2022 (the “Effective Date”), Brickell Biotech, Inc. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Carna Biosciences, Inc. (“Carna”), pursuant to which the Company acquired exclusive, worldwide rights to research, develop and commercialize Carna’s portfolio of novel Stimulator of Interferon Genes (“STING”) antagonists. In accordance with the terms of the License Agreement, in exchange for the license rights, the Company will make a one-time payment of $2.0 million in cash to Carna.
In addition, the License Agreement provides that the Company will make success-based payments to Carna of up to $258.0 million in the aggregate contingent upon achievement of specified development, regulatory and commercial milestones. Further, the License Agreement provides that the Company will pay Carna tiered royalty payments ranging from mid-single digits up to 10% of net sales of products arising from the STING antagonists. All of the contingent payments and royalties are payable in cash.
Under the terms of the License Agreement, the Company will be responsible for, and bear the future costs of, worldwide development and commercialization of all the licensed compounds.
The foregoing summary of the License Agreement is qualified in its entirety by the full text of the License Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01.
Item 7.01. Regulation FD.
On February 2, 2022, the Company issued a press release announcing the aforementioned transactions with Carna. A copy of the press release is attached hereto as Exhibit 99.1.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1*	Exclusive License Agreement, dated as of February 2, 2022, by and between Carna Biosciences, Inc. and Brickell Biotech, Inc.

99.1	Press release issued by Brickell Biotech, Inc. on February 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain confidential information contained in this agreement has been omitted because it is both not material and is the type that the registrant treats as private or confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2022	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer